UNITED INTERNATIONAL HOLDINGS, INC.

                          SECURITIES ACCOUNT AGREEMENT

     This Securities Account Agreement (the "Agreement"), dated as of the 6th day of July, 1999, by and between United International Holdings, Inc., a Delaware corporation doing business as UnitedGlobalCom (the "Company"), and Firstar Bank of Minnesota, N.A. (the "Deposit Agent"), for the benefit of the holders (individually a "Holder" and collectively the "Holders") of the depositary shares (the "Depositary Shares"), each of which is equivalent to 1/20 of a share of 7% Series C Senior Cumulative Convertible Preferred Stock (the "Preferred Stock").

     This Agreement is made to induce all present and future Holders to purchase the Depositary Shares by establishing for their exclusive benefit a securities account (the "Securities Account") to provide for a quarterly cash payment to the Holders in an amount equal to $0.875 per Depositary Share (the "Quarterly Return Amount") in the manner hereinafter provided. Notwithstanding any other provision of this document to the contrary, pending release of the Deposit Funds (as defined) in the manner specified herein, the parties hereto consider the Deposit Funds and any other assets in the Securities Account (as defined) to be assets of the Holders of Depositary Shares and not the Company.

     NOW THEREFORE, the parties hereto agree as follows:

     1.  DEFINITIONS.

         (a) "Common Stock" means the common stock of the Company, par value $0.01 per share.

         (b) "Certificate" means the Certificate of Designation filed with the Delaware Secretary of State establishing the Preferred Stock as a series of preferred stock of the Company designated as "7% Series C Senior Cumulative Convertible Preferred Stock."

         (c) "Closing Price" means, for each Trading Day, the last sales price or, in case no such reported sale takes place on such day, the average of the last reported bid and asked price, in either case on the principal national U.S. securities exchange on which the shares of Common Stock are admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by the Nasdaq National Market, or if the Nasdaq National Market is no longer reporting such information, or if not so available, the fair market price as determined, in good faith, by the Board of Directors of the Company.

         (d) "Deposit Fund" means $29,750,000.

         (e) "Deposit Expiration Date" means June 30, 2000.

         (f) "Deposit Payment Date" means March 31, June 30, September 30 and December 31 of each year commencing September 30, 1999 and continuing through and including Deposit Expiration Date.

         (g) "Depositary" means Firstar Bank of Minnesota, N.A.

         (h) "Depositary Receipt" means a written receipt evidencing ownership of Depositary Shares.

         (i) "Direction Notice" means a notice from the Company, delivered to the Deposit Agent on or prior to the Notice Date, directing the Deposit Agent to purchase from the Company, for transfer to each Holder, in lieu of all or a portion of the Quarterly Return Amount on the next Deposit Payment Date, that number of whole shares of Common Stock determined by dividing such Quarterly Return Amount by the Market Value Amount as of the date of such notice.

         (j) "Market Value" means, as of any date, the average of the daily Closing Price for the five consecutive Trading Days ending on such date. The Deposit Agent shall have no duty or responsibility for the calculation of the Market Value.

         (k) "Market Value Amount" means (i) 97% of the Market Value of the Common Stock, if a shelf registration statement registering the resale of such shares is effective or the shares of Common Stock are eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, as amended or (ii) 93% of the Market Value of the Common Stock, in each case determined as of the date of such notice.

         (l)  "Notice  Date"  means the tenth day prior to any  Deposit  Payment
Date.

         (m) "Offering" means the offering of Depositary Shares described in the Company's Offering Memorandum dated June 29, 1999.

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


         (n) "Preferred Stock" has the meaning given it in the opening paragraph of this Agreement.

         (o) "Record Date" means the tenth business day prior to the Deposit Payment Date.

         (p) "Trading Day" means any business day on which the Nasdaq National Market (or any U.S. national securities exchange or quotation system on which the Common Stock is then listed) is open for the transaction of business.

         (q) Any capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Offering Memorandum.

     2.  ESTABLISHMENT OF SECURITIES ACCOUNT.

         (a) The Company hereby agrees that the Securities Account shall be established in connection with the Offering and shall be held subject to the terms and conditions of this Agreement.

         (b) Simultaneously with the closing of the Offering or any over-allotment closing of the Offering, the Initial Holders shall deliver the Deposit Fund to the Deposit Agent against the Deposit Agent's written acknowledgment and receipt of the Deposit Fund, in the form attached hereto as Exhibit A, which amount the Deposit Agent will deposit into or credit to the Securities Account and hold on behalf of and for the benefit of the Holders pursuant to the terms of this Agreement. Any amounts held by the Deposit Agent in the Securities Account shall be invested in any United States treasury securities or any money market fund, sponsored by any registered broker dealer or mutual fund distributor, investing solely in direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof. All interest accruing on moneys held in the Securities Account and any earnings realized from investments permitted hereunder shall be credited to the Securities Account and any loss resulting from investments permitted hereunder shall be similarly charged. The Deposit Agent shall have no responsibility for determining whether funds held in the Securities Account shall have been invested in such a manner so as to comply with the requirements of this Section 2(b).

     3.  DISTRIBUTION, REDUCTION AND TERMINATION OF SECURITIES ACCOUNT.

         (a) Unless on or prior to a Notice Date the Company shall have delivered to the Deposit Agent a Direction Notice, the Deposit Agent shall deliver to each Holder the Quarterly Return Amount on each Deposit Payment Date. If the Company shall have delivered a Direction Notice, substantially in the form attached hereto as Exhibit B, to the Deposit Agent on or prior to the Notice Date, the Deposit Agent shall, as instructed by the Company in such Direction Notice, purchase from the Company, for transfer to each Holder in lieu of all or a portion of the Quarterly Return Amount on the next Deposit Payment Date, that number of whole shares of Common Stock determined by dividing the Quarterly Return Amount (or portion thereof to be paid in shares of Common Stock) by the Market Value Amount as of the Notice Date. In consideration for the issuance of such shares the Deposit Agent shall pay to the Company all or that portion (as the case may be) of the Quarterly Return Amount for such period.

         (b) Immediately after any conversion of the Depositary Shares, the Company shall be paid by the Deposit Agent any funds remaining in the Securities Account allocable to the Depositary Shares so converted. Such allocation shall be made pro rata based upon the number of Depositary Shares so converted.

         (c) On the Deposit Expiration Date, after distributing all Quarterly Return Amounts, the Deposit Agent shall deliver to the Company any cash remaining in the Securities Account as of such date and terminate the Securities Account.

         (d) Delivery of a Direction Notice directing the Deposit Agent to purchase Common Stock for the accounts of Holders shall also authorize the Company to issue and deliver such shares to the Holders immediately upon receipt by the Company of the purchase price for them.

         (e) This Agreement shall remain in full force and effect until all amounts held hereunder by the Deposit Agent have been finally distributed in accordance herewith.

         (f) Any fractional interest in a share of Common Stock resulting from payment of the Quarterly Return Amount in Common Stock will be paid in cash based on the last reported sale price of the Common Stock on the Nasdaq National Market (or any national securities exchange or authorized quotation system on which the Common Stock is then listed) at the close of business on the trading day next preceding the date of conversion or such later time as the Company is legally and contractually able to pay for such fractional shares.

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


     4. RECORD DATE. The Quarterly Return Amount or, if a Direction Notice has been delivered by the Company, Common Stock, shall be paid or delivered to the Holders of record of the Depositary Shares, as they appear on the Company's stock register 10 business days prior to each Deposit Payment Date.

     5. RIGHTS, DUTIES AND IMMUNITIES OF THE DEPOSIT AGENT. In order to induce the Deposit Agent to act as Deposit Agent hereunder, the Company hereby covenants and agrees with the Deposit Agent as follow:

         (a) The Deposit Agent shall not in any way be bound or affected by any amendment, modification or cancellation of this Securities Account Agreement, unless the same shall have been agreed to in writing by the Deposit Agent.

         (b) The Deposit Agent shall be entitled to rely, and shall be fully protected in acting in reliance upon, any Direction Notice or other instructions or directions furnished to the Deposit Agent in writing by the proper party under this Securities Account Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, instruction or other document or instrument delivered to the Deposit Agent hereunder and believed by the Deposit Agent to be genuine and to have been presented by the proper party or parties, without being required to determine the authenticity or correctness of any fact stated therein, the propriety or validity thereof, or the authority or authorization of the party or parties making and/or delivering the same to do so.

         (c) This Agreement sets forth exclusively the duties and obligations of the Deposit Agent with respect to any and all matters pertinent to its acting as Deposit Agent hereunder.

         (d) The Deposit Agent undertakes to perform only such duties as are expressly set forth in this Securities Account Agreement, and no other duty, obligation or covenant shall be implied or enforceable against the Deposit Agent by any person. Without limiting the effect of this Section 5(d), the Deposit Agent shall have no liability or obligation to the Company, any Holder or any person claiming by or through any of them: (i) to review or examine any instrument, agreement or document other than this Agreement and any notice provided for herein; (ii) to determine whether any conditions precedent to a disbursement of funds from the Securities Account, other than the receipt of written notices provided for in Section 3 hereof, have been or will be satisfied or otherwise to investigate any notice received by the Deposit Agent hereunder;
(iii) to evaluate or determine the validity, legality or veracity of any action or omission by any person; (iv) to communicate with any person other than as expressly provided for in this Agreement; (v) to make any payment hereunder from

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


any source other than funds in the Securities Account; (vi) for the issuance of, delivery to or receipt by a Holder of Common Stock purchased by the Deposit Agent hereunder; (vii) for any action or omission of the Deposit Agent taken or made upon the written instructions of the Company, whether or not the persons giving such instructions were in fact authorized to do so; (viii) for any other action or omission of, or for errors in judgment by, the Deposit Agent under or in connection with this Agreement taken or made in good faith and without negligence or willful misconduct; (ix) for any action or omission of any third party, including the Company or any Holder; (x) for any change in the value of any asset held in the Securities Account or for any loss on disposition of any investment of the Deposit funds; and (xi) for incidental, consequential or punitive damages in any event.

         (e) The Company covenants and agrees to indemnify and hold the Deposit Agent and each of its directors, officers, employees and agents (the Deposit Agent and any such person or entity seeking indemnification hereunder being hereinafter referred to as an "Indemnified Party") harmless from and against, and upon demand reimburse each indemnified party for, any and all losses, claims, damages, liabilities, costs and expenses (including expenses of its legal counsel) (collectively, "Indemnified Losses") which may be paid, incurred or suffered by such Indemnified Party or to which such Indemnified Party may become subject by reason of or in connection with the administration of the Deposit Agent's duties as Deposit Agent hereunder (including, but not limited to, any action taken or omitted by the Deposit Agent in connection with this Agreement or any action allegedly so taken or omitted) or by reason of, or as a result of, the Deposit Agent's compliance with the instructions set forth herein or with any instructions delivered to the Deposit Agent pursuant hereto, except with respect to Indemnified Losses which shall be the result of negligence or willful misconduct on the part of such Indemnified Party.

         (f) In the event of any controversy or dispute hereunder, or with respect to any question as to the construction of this Agreement or any action so taken by it hereunder, the Deposit Agent may, in its discretion, obtain the advice of counsel and shall incur no liability for any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (g) If any part of the Deposit Fund is at any time attached, garnished or levied upon or under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any of the Deposit Fund shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court affecting the Deposit Fund or any part thereof, then and in any of such events, the Deposit Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree. The Deposit Agent shall not be liable to any of the parties hereto, to any Holder or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation of or beyond the scope of a constitution or a law.

         (h) Notwithstanding anything to the contrary contained therein, if the Deposit Agent shall be uncertain as to its duties or rights hereunder, shall receive any notice, advice, direction, or other document from the Company with respect to the Deposit Fund which, in its opinion, is in conflict with any of the provisions of this Agreement, or should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of the Deposit Fund or any part thereof (or as to the delivery, non-delivery, or content of any notice, advice, direction, or other document), the Deposit Agent shall be entitled (but not obligated), without liability to anyone, under any circumstance to refrain from taking any action other than to use its best efforts to keep safely the Deposit Fund until the Deposit Agent shall be directed otherwise in writing by the Company and a majority of the Holders or by an order, decree or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal, but the Deposit Agent shall be under no duty to institute or defend any proceeding, although it may do so.

         (i) The Company shall have the right to cause the Deposit Agent to be relieved of its duties hereunder and to select a substitute Deposit Agent, upon the expiration of thirty (30) days following delivery of written notice of substitution to the Deposit Agent. Upon selection of such substitute Deposit
Agent, such substitute Deposit Agent and the Company shall enter into an agreement substantially identical to this Agreement and, thereafter, the replaced Deposit Agent shall be relieved of its duties and obligations to perform hereunder, except that the replaced Deposit Agent shall transfer to the substitute Deposit Agent upon request therefor the Securities Account and copies of all books, records, plans and other documents in the replaced Deposit Agent's possession relating to such funds or this Agreement.

         (j) Upon not less than 30 days' written notice to the Company and the Holders of its intention to resign under this Agreement, the Deposit Agent may resign as Deposit Agent hereunder by selecting, as a successor Deposit Agent, any other Deposit Agent as directed or approved by the Company (which approval shall not be unreasonably withheld). Such resignation shall take effect upon delivery by the resigning Deposit Agent of the Securities Account to such successor Deposit Agent: the resigning Deposit Agent shall thereupon be discharged of all its duties and obligations hereunder. In addition, the Deposit Agent shall be discharged of all of its duties and obligations hereunder upon its deposit of the Securities Account with a court of competent jurisdiction. The Company and the Holders each hereby irrevocably consents and submits to the jurisdiction of such court in any such action and waives all rights to contest the jurisdiction of such court.

         (k) The Company hereby authorizes the Deposit Agent, if the Deposit Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Securities Account with the clerk of that court.

         (l) The Deposit Agent's duties, obligations and liabilities hereunder, except as a result of the Deposit Agent's negligence or willful misconduct, will terminate upon its delivery of all the Securities Account under any provision of this Agreement. The provisions of Section 5(e) and of this Section 5(l) shall survive any such termination.

     6. EXPENSES. The Deposit Agent shall be entitled to customary fees and expenses for performing its duties hereunder, as may be agreed from time to time by the Company and the Deposit Agent. The Deposit Agent shall be entitled to prompt reimbursement of all reasonable expenses incurred by the Deposit Agent in carrying out its duties hereunder, including, without limitation, travel and other out-of-pocket expenses.

     7. NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid:

         (a) if to the Holders, to their address as set forth in the stock transfer records of the Company:

         (b) if to the Company, to UnitedGlobalCom, 4643 South Ulster, Suite 1300, Denver, Colorado, 80237, Attn: President, or to such person or address as the Company shall designate in writing, with a copy to Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, Attn: Garth B. Jensen.

         (c) if to Deposit Agent, to Firstar Bank of Minnesota, N.A., 101 East Fifth Street, St. Paul, Minnesota 55101-1860, Attn: Frank Leslie.

Any party may change the address (or the person to whose attention such notice is directed) by notice given to the other parties hereto as aforesaid.

     8.  MISCELLANEOUS.

         (a) BINDING  EFFECT.  This Agreement  shall be binding upon the parties
hereto  and  their  respective  heirs,  personal   representatives,   executors,
successors and assigns.

         (b) COUNTERPARTS. This Agreement may be executed in any number of counterparts all of which, taken together shall constitute one fully executed agreement.

         (c) NO AMENDMENTS. This Agreement may not be modified or amended, nor any provision hereof be waived, except by a writing duly executed by the Deposit Agent, the Company and by a majority of the Holders.

         (d) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without reference to or application of rules or principles of conflicts of law.

         (e) HEADINGS. Headings, sections and subsections contained in this Agreement are for convenience or reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (f) SPECIFIC PERFORMANCE. In the event of the failure by a party hereto to give any notice required under the terms of this Agreement, the other parties hereto shall be entitled to specific performance by such non-performing party.

         (g) SEVERABILITY. If any provisions of this Agreement shall be declared by any court of competent jurisdiction illegal, void or unenforceable, the other provisions shall not be affected, but shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and the year first above written.

                                     UNITED INTERNATIONAL HOLDINGS, INC.

                                     By:    /s/ Ellen P.Spangler
                                        ----------------------------------------
                                     Name:  Ellen P. Spangler
                                     Title:  Senior Vice President and Secretary

                                     FIRSTAR BANK OF MINNESOTA, N.A.,
                                     as Depositary

                                     By:   /s/  Frank P. Leslie III
                                        ----------------------------------------
                                     Name:  Frank P. Leslie III
                                     Title:  Vice President

                                    EXHIBIT A

                                 DEPOSIT RECEIPT

     THE UNDERSIGNED hereby acknowledges receipt from the Initial Purchasers (as defined in the Offering Memorandum dated June 29, 1999) of Treasury Securities with a value of $ representing a portion of the sales proceeds from that certain private placement of 8,500,000 Depositary Shares (each such Depositary Share is equivalent to 1/20 of a share of 7 % Series C Senior Cumulative Convertible Preferred Stock, par value $0.01 per share) of the Company.

     The undersigned, as Deposit Agent for the Company (the "Deposit Agent") has, in accordance with that certain Securities Account Agreement, dated July 6, 1999 by and between the Company and the Deposit Agent, as deposit agent (the "Securities Account Agreement"), deposited the Deposit Fund in the Securities Account (as such term is defined in the Securities Account Agreement).

                                        FIRSTAR BANK
                                          OF MINNESOTA, N.A.



                                        By:
                                               Name:
                                               Title:

                                        Date:  _____, 1999

                                    EXHIBIT B

                            FORM OF DIRECTION NOTICE

                           [LETTERHEAD OF THE COMPANY]

[DATE]

[DEPOSITARY]

Re:  Direction Notice No. [_______________]

Ladies and Gentlemen:

     We refer to the Securities Account Agreement dated as of the 6th day of July, 1999 between you, as Deposit Agent, and United International Holdings, Inc., a Delaware corporation (the "Company"). Unless otherwise specified, capitalized terms used herein shall have the meaning given in the Securities Account Agreement. This letter constitutes a Direction Notice under the Securities Account Agreement.

     The undersigned hereby notifies you that you are directed, pursuant to Paragraph 3(a) of the Securities Account Agreement, to purchase from the Company, for delivery to each holder of Depositary Shares in lieu of the Quarterly Return Amount on the next Deposit Payment Date, shares of Common Stock for $ of Quarterly Return Amount.

     In connection with the requested disbursement, the undersigned hereby notifies you that; the Company will issue and deliver, for and on your behalf, the shares of Common Stock acquired by you directly to the holders of the Depositary Shares. The Deposit Agent is entitled to rely on the foregoing in disbursing funds related to this Direction Notice.

                                        UNITED INTERNATIONAL
                                          HOLDINGS, INC.



                                        By:
                                              Name:
                                              Title: